2011 version

Global Master Repurchase Agreement

Dated as of June 11, 2019

Between:

UBS AG (“Party A”)

and

CM FINANCE INC. (“Party B”)

1.	Applicability

(a)

From time to time the parties hereto may enter into transactions in which one party, acting through a Designated Office, (“Seller”) agrees to sell to the other, acting through a Designated Office, (“Buyer”) securities or other financial instruments (“Securities”) (subject to paragraph 1(c), other than equities and Net Paying Securities) against the payment of the purchase price by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller Securities equivalent to such Securities at a date certain or on demand against the payment of the repurchase price by Seller to Buyer.

(b)

Each such transaction (which may be a repurchase transaction (“Repurchase Transaction”) or a buy and sell back transaction (“Buy/Sell Back Transaction”)) shall be referred to herein as a “Transaction” and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I and any annex specified in Annex I, unless otherwise agreed in writing.

(c)	If this Agreement may be applied to -

(i)	Buy/Sell Back Transactions, this shall be specified in Annex I hereto, and the provisions of the Buy/Sell Back Annex shall apply to such Buy/Sell Back Transactions;

(ii)	Net Paying Securities, this shall be specified in Annex I hereto and the provisions of Annex I, paragraph 1(b) shall apply to Transactions involving Net Paying Securities.

2.	Definitions

(a)	“Act of Insolvency” shall occur with respect to any party hereto upon -

(i)	its making a general assignment for the benefit of, or entering into a reorganisation, arrangement, or composition with, creditors; or

(ii)

a secured party taking possession of, or carrying out other enforcement measures in relation to, all or substantially all assets of such party, provided the relevant process is not dismissed, discharged, stayed or restrained within 15 days; or

(iii)	its becoming insolvent or becoming unable to pay its debts as they become due or failing or admitting in writing its inability generally to pay its debts as they become due; or

(iv)	its seeking, consenting to, or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

(v)

the presentation or filing of a petition in respect of it (other than by the other party to this Agreement in respect of any obligation under this Agreement) in any court or before any agency or the commencement of any proceeding by any Competent Authority alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition not having been stayed or dismissed within 15 days of its filing (except in the case of a petition presented by a Competent Authority or for winding-up or any analogous proceeding, in respect of which no such 15 day period shall apply); or

(vi)	the appointment of a receiver, administrator, liquidator, conservator, custodian or trustee or analogous officer of such party or over all or any material part of such party’s property; or

(vii)	the convening of any meeting of its creditors for the purpose of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding);

(b)	“Agency Transaction”, the meaning specified in paragraph 1 of the Agency Annex to this Agreement as published by ICMA;

(c)	“Applicable Rate”, in relation to any sum in any currency:

(i)	for the purposes of paragraph 10, the rate selected in a commercially reasonable manner by the non-Defaulting Party;

(ii)	for any other purpose, the rate agreed by the parties acting in a commercially reasonable manner;

(d)	“Appropriate Market”, the meaning specified in paragraph 10;

(e)	“Base Currency”, the currency indicated in Annex I;

(f)	“Business Day” means -

(i)	in relation to the settlement of a Transaction or delivery of Securities under this Agreement through a settlement system, a day on which that settlement system is open for business;

(ii)

in relation to the settlement of a Transaction or delivery of Securities under this Agreement otherwise than through a settlement system, a day on which banks are open for business in the place where the relevant Securities are to be delivered and, if different, the place in which the relevant payment is to be made; and

(iii)

in relation to the payment of any amount under this Agreement not falling within (i) or (ii) above, a day other than a Saturday or a Sunday on which banks are open for business in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of a payment in euro, a day on which TARGET2 operates).

(g)	“Cash Equivalent Amount” has the meaning given in paragraph 4(h);

(h)	“Cash Margin”, a cash sum paid or to be paid to Buyer or Seller in accordance with paragraph 4;

(i)

“Competent Authority”, a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over a party in the jurisdiction of its incorporation or establishment or the jurisdiction of its head office;

(j)	“Confirmation”, the meaning specified in paragraph 3(b);

(k)	“Contractual Currency”, the meaning specified in paragraph 7(a);

(l)	“Defaulting Party”, the meaning specified in paragraph 10;

(m)	“Default Market Value”, the meaning specified in paragraph 10;

(n)	“Default Notice”, a written notice served by the non-Defaulting Party on the Defaulting Party under paragraph 10(b) designating a day as an Early Termination Date;

(o)	“Deliverable Securities”, the meaning specified in paragraph 10;

(p)	“Designated Office”, a branch or office which is specified as such in Annex I or such other branch or office as may be agreed in writing by the parties;

(q)	“Distribution(s)”, the meaning specified in sub-paragraph (y) below;

(r)	“Early Termination Date”, the date designated as such in a Default Notice or as otherwise determined in accordance with paragraph 10(b);

(s)	“Electronic Messaging System”, an electronic system for communication capable of reproducing communication in hard copy form, including email;

(t)	“Equivalent Margin Securities”, Securities equivalent to Securities previously transferred as Margin Securities;

(u)

“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption (other than Distributions);

(v)

Securities are “equivalent to” other Securities for the purposes of this Agreement if they are: (i) of the same issuer; (ii) part of the same issue; and (iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other Securities, provided that -

(A)

Securities will be equivalent to other Securities notwithstanding that those Securities have been redenominated into euro or that the nominal value of those Securities has changed in connection with such redenomination; and

(B)

where Securities have been converted, subdivided or consolidated or have become the subject of a takeover or the holders of Securities have become entitled to receive or acquire other Securities or other property or the Securities have become subject to any similar event other than a Distribution, the expression “equivalent to” shall mean Securities equivalent to (as defined in the provisions of this definition preceding the proviso) the original Securities together with or replaced by a sum of money or Securities or other property equivalent to (as so defined) that receivable by holders of such original Securities resulting from such event;

(w)	“Event of Default”, the meaning specified in paragraph 10;

(x)	“Forward Transaction”, the meaning specified in paragraph 2(c)(i) of Annex I;

(y)

“Income”, with respect to any Security at any time, all interest, dividends or other distributions thereon, including distributions which are a payment or repayment of principal in respect of the relevant securities (“Distribution(s)”);

(z)

“Income Payment Date”, with respect to any Securities, the date on which Income is paid in respect of such Securities or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

(aa)	“Margin Percentage”, with respect to any Margin Securities or Equivalent Margin Securities, the percentage, if any, agreed by the parties acting in a commercially reasonable manner;

(bb)

“Margin Ratio”, with respect to a Transaction, the Market Value of the Purchased Securities at the time when the Transaction was entered into divided by the Purchase Price (and so that, where a Transaction relates to Securities of different descriptions and the Purchase Price is apportioned by the parties among Purchased Securities of each such description, a separate Margin Ratio shall apply in respect of Securities of each such description), or such other proportion as the parties may agree with respect to that Transaction;

(cc)	“Margin Securities”, in relation to a Margin Transfer, Securities of the type and value (having applied Margin Percentage, if any) reasonably acceptable to the party calling for such Margin Transfer;

(dd)	“Margin Transfer”, any, or any combination of, the payment or repayment of Cash Margin and the transfer of Margin Securities or Equivalent Margin Securities;

(ee)

“Market Value”, with respect to any Securities as of any time on any date, the price for such Securities (after having applied the Margin Percentage, if any, in the case of Margin Securities) at such time on such date obtained from a generally recognised source agreed by the parties or as otherwise agreed by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) having regard to market practice for valuing Securities of the type in question plus the aggregate amount of Income which, as at such date, has accrued but not yet been paid in respect of the Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate prevailing at the time of the determination;

(ff)	“Net Exposure”, the meaning specified in paragraph 4(c);

(gg)	the “Net Margin” provided to a party at any time, the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) and the Market Value of Margin Securities transferred to that party under paragraph 4(a) (excluding any Cash Margin which has been repaid to the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred or a Cash Equivalent Amount has been paid to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) and the Market Value of Margin Securities transferred to the other party under paragraph 4(a) (excluding any Cash Margin which has been repaid by the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred or a Cash Equivalent Amount has been paid by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the time of the determination;

(hh)

“Net Paying Securities”, Securities which are of a kind such that, were they to be the subject of a Transaction to which paragraph 5 applies, any payment made by Buyer under paragraph 5 would be one in respect of which either Buyer would or might be required to make a withholding or deduction for or on account of taxes or duties or Seller might be required to make or account for a payment for or on account of taxes or duties (in each case other than tax on overall net income) by reference to such payment;

(ii)	“Net Value”, the meaning specified in paragraph 10;

(jj)	“New Purchased Securities”, the meaning specified in paragraph 8(a);

(kk)

“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day, 365 day or other day basis in accordance with the applicable market convention, unless otherwise agreed between the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation or, if earlier, the Repurchase Date;

(ll)	“Pricing Rate”, with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agreed to by Buyer and Seller in relation to that Transaction;

(mm)	“Purchase Date”, with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;

(nn)	“Purchase Price”, on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer,

(oo)

“Purchased Securities”, with respect to any Transaction, the Securities sold or to be sold by Seller to Buyer under that Transaction, and any New Purchased Securities transferred by Seller to Buyer under paragraph 8 in respect of that Transaction;

(pp)	“Receivable Securities”, the meaning specified in paragraph 10;

(qq)	“Repurchase Date”, with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;

(rr)	“Repurchase Price”, with respect to any Transaction and as of any date, the sum of the Purchase Price and the Price Differential as of such date;

(ss)	“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree

(i)

for the purposes of paragraph 10, the spot rate of exchange obtained by reference to a pricing source or quoted by a bank, in each case specified by the non-Defaulting Party, in the London inter-bank market for the purchase of the second currency with the first currency at such dates and times determined by the non-Defaulting Party; and

(ii)

for any other purpose, the latest available spot rate of exchange obtained by reference to a pricing source or quoted by a bank, in each case agreed by the parties (or in the absence of such agreement, specified by Buyer), in the London inter-bank market for the purchase of the second currency with the first currency on the day on which the calculation is to be made or, if that day is not a day on which banks are open for business in London, the spot rate of exchange quoted at close of business in London on the immediately preceding day in London on which such a quotation was available;

(tt)	“TARGET2”, the Second Generation Trans-European Automated Real-time Gross Settlement Express Transfer System, or any other system that replaces it;

(uu)	“Term”, with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date;

(vv)

“Termination”, with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(f), and reference to a Transaction having a “fixed term” or being “terminable upon demand” shall be construed accordingly;

(ww)	“Transaction Costs”, the meaning specified in paragraph 10;

(xx)

“Transaction Exposure”, with respect to any Transaction at any time during the period from the Purchase Date to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(h) or 10(i)) the amount “E” determined in accordance with (A) or (B) below as specified in Annex I (or as agreed by the parties with respect to particular transactions):

(A)	the result of formula E = (R x MR) – MV, where:

R	=	the Repurchase Price at such time

MR	=	the applicable Margin Ratio

MV	=	the Market Value of Equivalent Securities at such time

and so that where the Transaction relates to Securities of more than one description or to which different Margin Ratios apply, E shall be determined by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the results and for this purpose the Repurchase Price shall be attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities.

If E is greater than zero, Buyer has a Transaction Exposure equal to E and if E is less than zero, Seller has a Transaction Exposure equal to the absolute value of E; provided that E shall not be greater than the amount of the Repurchase Price on the date of the determination; or

(B)	the result of the formula E = R – V, where:

R	=	the Repurchase Price at such time

V

=        the Adjusted Value of Equivalent Securities at such time or, where a Transaction relates to Securities of more than one description or to which different haircuts apply, the sum of the Adjusted Values of the Securities of each such description.

For this purpose the “Adjusted Value” of any Securities is their value determined on the basis of the formula, (MV(1 – H)), where:

MV	=	the Market Value of Equivalent Securities at such time

H	=	the “haircut” for the relevant Securities, if any, as agreed by the parties from time to time, being a discount from the Market Value of the Securities.

If E is greater than zero, Buyer has a Transaction Exposure equal to E and if E is less than zero, Seller has a Transaction Exposure equal to the absolute value of E; and

(yy)

except in paragraphs 14(b)(i) and 18, references in this Agreement to “written” communications and communications “in writing” include communications made through any Electronic Messaging System agreed between the parties.

3.	Initiation; Confirmation; Termination

(a)	A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.

(b)

Upon agreeing to enter into a Transaction hereunder Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party written confirmation of such Transaction (a “Confirmation”).

The Confirmation shall describe the Purchased Securities (including CUSIP or ISIN or other identifying number or numbers, if any), identify Buyer and Seller and set forth -

(i)	the Purchase Date;

(ii)	the Purchase Price;

(iii)	the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation shall state that it is terminable on demand);

(iv)	the Pricing Rate applicable to the Transaction;

(v)	in respect of each party the details of the bank account(s) to which payments to be made hereunder are to be credited;

(vi)	where the Buy/Sell Back Annex applies, whether the Transaction is a Repurchase Transaction or a Buy/Sell Back Transaction;

(vii)	where the Agency Annex applies, whether the Transaction is an Agency Transaction and, if so, the identity of the party which is acting as agent and the name, code or identifier of the Principal; and

(viii)	any additional terms or conditions of the Transaction;

and may be in the form of Annex Il or may be in any other form to which the parties agree.

The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, the Confirmation shall prevail in respect of that Transaction and those terms only.

(c)	On the Purchase Date for a Transaction, Seller shall transfer the Purchased Securities to Buyer or its agent against the payment of the Purchase Price by Buyer in accordance with paragraph 6(c).

(d)

Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions, on the date fixed for Termination.

(e)

In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

(f)

On the Repurchase Date, Buyer shall transfer to Seller or its agent Equivalent Securities against the payment of the Repurchase Price by Seller (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5).

4.	Margin Maintenance

(a)

If at any time either party has a Net Exposure in respect of the other party it may by notice to the other party require the other party to make a Margin Transfer to it of an aggregate amount or value at least equal to that Net Exposure.

(b)	A notice under sub-paragraph (a) above may be given orally or in writing.

(c)

For the purposes of this Agreement a party has a Net Exposure in respect of the other party if the aggregate of all the first party’s Transaction Exposures plus any amount payable to the first party under paragraph 5 but unpaid less the amount of any Net Margin provided to the first party exceeds the aggregate of all the other party’s Transaction Exposures plus any amount payable to the other party under paragraph 5 but unpaid less the amount of any Net Margin provided to the other party; and the amount of the Net Exposure is the amount of the excess. For this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.

(d)

To the extent that a party calling for a Margin Transfer has previously paid Cash Margin which has not been repaid or delivered Margin Securities in respect of which Equivalent Margin Securities have not been delivered to it or a Cash Equivalent Amount has not been paid, that party shall be entitled to require that such Margin Transfer be satisfied first by the repayment of such Cash Margin or the delivery of Equivalent Margin Securities but, subject to this, the composition of a Margin Transfer shall be at the option of the party making such Margin Transfer.

(e)	Any Cash Margin transferred shall be in the Base Currency or such other currency as the parties may agree.

(f)

A payment of Cash Margin shall give rise to a debt owing from the party receiving such payment to the party making such payment. Such debt shall bear interest at such rate, payable at such times, as may be specified in Annex I in respect of the relevant currency or otherwise agreed between the parties, and shall be repayable subject to the terms of this Agreement.

(g)

Where Seller or Buyer becomes obliged under sub-paragraph (a) above to make a Margin Transfer, it shall transfer Cash Margin or Margin Securities or Equivalent Margin Securities within the minimum period specified in Annex I or, if no period is there specified, such minimum period as is customarily required for the settlement or delivery of money, Margin Securities or Equivalent Margin Securities of the relevant kind.

(h)

Where a party (the “Transferor”) becomes obliged to transfer Equivalent Margin Securities and, having made all reasonable efforts to do so, is, for any reason relating to the Securities or the clearing system through which the Securities are to be transferred, unable to transfer Equivalent Margin Securities then

(i)

the Transferor shall immediately pay to the other party Cash Margin at least equal to the Market Value of such Equivalent Margin Securities (and, unless the parties otherwise agree, such Cash Margin shall not bear interest in accordance with paragraph 4(f)); and

(ii)

if the failure is continuing for two Business Days or more the other party may by notice to the Transferor require the Transferor to pay an amount (the “Cash Equivalent Amount”) equal to the Default Market Value of the Equivalent Margin Securities determined by the other party in accordance with paragraph 10(f) which shall apply on the basis that references to the non-Defaulting Party were to the other party and references to the Early Termination Date were to the date on which notice under this paragraph is effective.

(i)

The parties may agree that, with respect to any Transaction, the provisions of sub-paragraphs (a) to (h) above shall not apply but instead that margin may be provided separately in respect of that Transaction in which case -

(i)	that Transaction shall not be taken into account when calculating whether either party has a Net Exposure;

(ii)	margin shall be provided in respect of that Transaction in such manner as the parties may agree; and

(iii)	margin provided in respect of that Transaction shall not be taken into account for the purposes of sub-paragraphs (a) to (h) above.

(j)

The parties may agree that any Net Exposure which may arise shall be eliminated not by Margin Transfers under the preceding provisions of this paragraph but by the repricing of Transactions under sub-paragraph (k) below, the adjustment of Transactions under sub-paragraph (I) below or a combination of both these methods.

(k)	Where the parties agree that a Transaction is to be repriced under this sub-paragraph, such repricing shall be effected as follows -

(i)	the Repurchase Date under the relevant Transaction (the “Original Transaction”) shall be deemed to occur on the date on which the repricing is to be effected (the “Repricing Date”);

(ii)	the parties shall be deemed to have entered into a new Transaction (the “Repriced Transaction”) on the terms set out in (iii) to (vi) below;

(iii)	the Purchased Securities under the Repriced Transaction shall be Securities equivalent to the Purchased Securities under the Original Transaction;

(iv)	the Purchase Date under the Repriced Transaction shall be the Repricing Date;

(v)

the Purchase Price under the Repriced Transaction shall be such amount as shall, when multiplied by the Margin Ratio applicable to the Original Transaction, be equal to the Market Value of such Securities on the Repricing Date;

(vi)	the Repurchase Date, the Pricing Rate, the Margin Ratio and, subject as aforesaid, the other terms of the Repriced Transaction shall be identical to those of the Original Transaction;

(vii)

the obligations of the parties with respect to the delivery of the Purchased Securities and the payment of the Purchase Price under the Repriced Transaction shall be set off against their obligations with respect to the delivery of Equivalent Securities and payment of the Repurchase Price under the Original Transaction and accordingly only a net cash sum shall be paid by one party to the other. Such net cash sum shall be paid within the minimum period specified in sub-paragraph (g) above.

(l)

The adjustment of a Transaction (the “Original Transaction”) under this sub-paragraph shall be effected by the parties agreeing that on the date on which the adjustment is to be made (the “Adjustment Date”) the Original Transaction shall be terminated and they shall enter into a new Transaction (the “Replacement Transaction”) in accordance with the following provisions -

(i)	the Original Transaction shall be terminated on the Adjustment Date on such terms as the parties shall agree on or before the Adjustment Date;

(ii)

the Purchased Securities under the Replacement Transaction shall be such Securities as the parties shall agree on or before the Adjustment Date (being Securities the aggregate Market Value of which at the Adjustment Date is substantially equal to the Repurchase Price under the Original Transaction at the Adjustment Date multiplied by the Margin Ratio applicable to the Original Transaction);

(iii)	the Purchase Date under the Replacement Transaction shall be the Adjustment Date;

(iv)	the other terms of the Replacement Transaction shall be such as the parties shall agree on or before the Adjustment Date; and

(v)

the obligations of the parties with respect to payment and delivery of Securities on the Adjustment Date under the Original Transaction and the Replacement Transaction shall be settled in accordance with paragraph 6 within the minimum period specified in sub-paragraph (g) above.

5.	Income Payments

Unless otherwise agreed -

(a)

where: (i) the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction; or (ii) an Income Payment Date in respect of any such Securities occurs after the Repurchase Date but before Equivalent Securities have been delivered to Seller or, if earlier, the occurrence of an Early Termination Date or the termination of the Transaction under paragraph 10(i) then Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(b)

where Margin Securities are transferred from one party (“the first party”) to the other party (“the second party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred or a Cash Equivalent Amount is paid by the second party to the first party, the second party shall on the date such Income is paid by the issuer transfer to or credit to the account of the first party an amount equal to (and in the same currency as) the amount paid by the issuer;

and for the avoidance of doubt references in this paragraph to the amount of any Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.

6.	Payment and Transfer

(a)

Unless otherwise agreed, all money paid hereunder shall be in immediately available freely convertible funds of the relevant currency. All Securities to be transferred hereunder (i) shall be in suitable form for transfer and shall be accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through any agreed book entry or other securities clearance system or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

(b)

Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.

(c)

Unless otherwise agreed in writing between the parties, under each Transaction transfer of Purchased Securities by Seller and payment of Purchase Price by Buyer against the transfer of such Purchased Securities shall be made simultaneously and transfer of Equivalent Securities by Buyer and payment of Repurchase Price payable by Seller against the transfer of such Equivalent Securities shall be made simultaneously.

(d)

Subject to and without prejudice to the provisions of sub-paragraph 6(c), either party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities and money waive in relation to any Transaction its rights under this Agreement to receive simultaneous transfer and/or payment provided that transfer and/or payment shall, notwithstanding such waiver, be made on the same day and provided also that no such waiver in respect of one Transaction shall affect or bind it in respect of any other Transaction.

(e)

The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any Purchased Securities, any Equivalent Securities, any Margin Securities and any Equivalent Margin Securities shall pass to the party to which transfer is being made upon transfer of the same in accordance with this Agreement, free from all liens (other than a lien granted to the operator of the clearance system through which the Securities are transferred), claims, charges and encumbrances.

(f)

Notwithstanding the use of expressions such as “Repurchase Date”, “Repurchase Price”, “margin”, “Net Margin”, “Margin Ratio” and “substitution”, which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, all right, title and interest in and to Securities and money transferred or paid under this Agreement shall pass to the transferee upon transfer or payment, the obligation of the party receiving Purchased Securities or Margin Securities being an obligation to transfer Equivalent Securities or Equivalent Margin Securities.

(g)	Time shall be of the essence in this Agreement.

(h)

Subject to paragraph 10, all amounts in the same currency payable by each party to the other under any Transaction or otherwise under this Agreement on the same date shall be combined in a single calculation of a net sum payable by one party to the other and the obligation to pay that sum shall be the only obligation of either party in respect of those amounts.

(i)

Subject to paragraph 10, all Securities of the same issue, denomination, currency and series, transferable by each party to the other under any Transaction or hereunder on the same date shall be combined in a single calculation of a net quantity of Securities transferable by one party to the other and the obligation to transfer the net quantity of Securities shall be the only obligation of either party in respect of the Securities so transferable and receivable.

(j)

If the parties have specified in Annex I that this paragraph 6(j) shall apply, each obligation of a party under this Agreement (the “first party”) (other than an obligation arising under paragraph 10) is subject to the condition precedent that none of the events specified in paragraph 10(a) (Events of Default) shall have occurred and be continuing with respect to the other party.

7.	Contractual Currency

(a)

All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the “Contractual Currency”) save as provided in paragraph 10(d)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(b)

If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(c)

If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

8.	Substitution

(a)

A Transaction may at any time between the Purchase Date and Repurchase Date, if Seller so requests and Buyer so agrees, be varied by the transfer by Buyer to Seller of Securities equivalent to the Purchased Securities, or to such of the Purchased Securities as shall be agreed, in exchange for the transfer by Seller to Buyer of other Securities of such amount and description as shall be agreed (“New Purchased Securities”) (being Securities having a Market Value at the date of the variation at least equal to the Market Value of the Equivalent Securities transferred to Seller).

(b)	Any variation under sub-paragraph (a) above shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Securities and New Purchased Securities concerned.

(c)

A Transaction which is varied under sub-paragraph (a) above shall thereafter continue in effect as though the Purchased Securities under that Transaction consisted of or included the New Purchased Securities instead of the Securities in respect of which Equivalent Securities have been transferred to Seller.

(d)

Where either party has transferred Margin Securities to the other party it may at any time before Equivalent Margin Securities are transferred to it under paragraph 4 request the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities having a Market Value at the time at which the exchange is agreed at least equal to that of such Equivalent Margin Securities. If the other party agrees to the request, the exchange shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Margin Securities and new Margin Securities concerned.

Where either or both of such transfers is or are effected through a settlement system in circumstances which under the rules and procedures of that settlement system give rise to a payment by or for the account of one party to or for the account of the other party, the parties shall cause such payment or payments to be made outside that settlement system, for value the same day as the payments made through that settlement system, as shall ensure that the exchange of Equivalent Margin Securities and new Margin Securities effected under this sub-paragraph does not give rise to any net payment of cash by either party to the other.

9.	Representations

Each party represents and warrants to the other that -

(a)

it is duly authorised to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorise such execution, delivery and performance;

(b)	it will engage in this Agreement and the Transactions contemplated hereunder (other than Agency Transactions) as principal;

(c)	the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will be, duly authorised to do so on its behalf;

(d)

it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated hereunder and such authorisations are in full force and effect;

(e)

the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(f)	it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated hereunder;

(g)	in connection with this Agreement and each Transaction -

(i)

unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

(ii)

it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult;

(iii)	it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks; and

(h)

at the time of transfer to the other party of any Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Securities the other party will receive all right, title and interest in and to those Securities free of any lien (other than a lien granted to the operator of the clearance system through which the Securities are transferred), claim, charge or encumbrance.

On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities, Equivalent Securities, Margin Securities or Equivalent Margin Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which Seller or Buyer may have with any third party, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

10.	Events of Default

(a)

If any of the following events (each an “Event of Default”) occurs in relation to either party (the “Defaulting Party”, the other party being the “non-Defaulting Party”) whether acting as Seller or Buyer -

(i)	Buyer fails to pay the Purchase Price upon the applicable Purchase Date or Seller fails to pay the Repurchase Price upon the applicable Repurchase Date; or

(ii)

if the parties have specified in Annex I that this sub-paragraph shall apply, Seller fails to deliver Purchased Securities on the Purchase Date or Buyer fails to deliver Equivalent Securities on the Repurchase Date, in either case within the standard settlement time for delivery of the Securities concerned; or

(iii)	Seller or Buyer fails to pay when due any sum payable under sub-paragraph (h) or (i) below; or

(iv)	Seller or Buyer fails to:

(A)

make a Margin Transfer within the minimum period in accordance with paragraph 4(g) or, in the case of an obligation to deliver Equivalent Margin Securities, either to deliver the relevant Equivalent Margin Securities or to pay Cash Margin in accordance with paragraph 4(h)(i) or to pay the Cash Equivalent Amount in accordance with paragraph 4(h)(ii);

(B)	where paragraph 4(i) applies, to provide margin in accordance with that paragraph; or

(C)	to pay any amount or to transfer any Securities in accordance with paragraphs 4(k) or (l); or

(v)	Seller or Buyer fails to comply with paragraph 5; or

(vi)	an Act of Insolvency occurs with respect to Seller or Buyer; or

(vii)	any representations made by Seller or Buyer are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; or

(viii)	Seller or Buyer admits to the other that it is unable to, or intends not to, perform any of its obligations hereunder or in respect of any Transaction; or

(ix)

Seller or Buyer being declared in default or being suspended or expelled from membership of or participation in, any securities exchange or suspended or prohibited from dealing in securities by any Competent Authority, in each case on the grounds that it has failed to meet any requirements relating to financial resources or credit rating; or

(x)	Seller or Buyer fails to perform any other of its obligations hereunder and does not remedy such failure within 30 days after notice is given by the non-Defaulting Party requiring it to do so,

then sub-paragraphs (b) to (g) below shall apply.

(b)

If at any time an Event of Default has occurred and is continuing the non-Defaulting Party may, by not more than 20 days’ notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in Annex I with respect to the Defaulting Party, then an Early Termination Date in respect of all outstanding Transactions will occur at the time immediately preceding the occurrence with respect to the Defaulting Party of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party.

(c)

If an Early Termination Date occurs, the Repurchase Date for each Transaction hereunder shall be deemed to occur on the Early Termination Date and, subject to the following provisions, all Cash Margin (including interest accrued) shall be repayable and Equivalent Margin Securities shall be deliverable and Cash Equivalent Amounts shall be payable, in each case on the Early Termination Date

(and so that, where this sub-paragraph applies, performance of the respective obligations of the parties with respect to the delivery of Securities, the payment of the Repurchase Prices for any Equivalent Securities, the repayment of any Cash Margin and the payment of Cash Equivalent Amounts shall be effected only in accordance with the provisions of sub-paragraph (d) below).

(d) (i)

The Default Market Values of the Equivalent Securities and any Equivalent Margin Securities to be transferred, the amount of any Cash Margin (including the amount of interest accrued) to be transferred and the Repurchase Prices and Cash Equivalent Amounts to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Early Termination Date;

(ii)

on the basis of the sums so established, an account shall be taken (as at the Early Termination Date) of what is due from each party to the other under this Agreement (on the basis that each party’s claim against the other in respect of the transfer to it of Equivalent Securities or Equivalent Margin Securities under this Agreement equals the Default Market Value therefor and including amounts payable under paragraphs 10(g) and 12) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing). For the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate; and

(iii)

as soon as reasonably practicable after effecting the calculation above, the non-Defaulting Party shall provide to the Defaulting Party a statement showing in reasonable detail such calculations and specifying the balance payable by one party to the other and such balance shall be due and payable on the Business Day following the date of such statement provided that, to the extent permitted by applicable law, interest shall accrue on such amount on a 360 day, 365 day or other day basis in accordance with the applicable market convention (or as otherwise agreed by the parties), for the actual number of days during the period from and including the Early Termination Date to, but excluding, the date of payment.

(e)

For the purposes of this Agreement, the “Default Market Value” of any Equivalent Securities or Equivalent Margin Securities shall be determined by the non-Defaulting Party on or as soon as reasonably practicable after the Early Termination Date in accordance with sub-paragraph (f) below, and for this purpose -

(i)

the “Appropriate Market” means, in relation to Securities of any description, the market which is the most appropriate market for Securities of that description, as determined by the non-Defaulting Party;

(ii)	“Deliverable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered by the Defaulting Party;

(iii)

“Net Value” means at any time, in relation to any Deliverable Securities or Receivable Securities, the amount which, in the reasonable opinion of the non-Defaulting Party, represents their fair market value, having regard to such pricing sources (including trading prices) and methods (which may include, without limitation, available prices for Securities with similar maturities, terms and credit characteristics as the relevant Equivalent Securities or Equivalent Margin Securities) as the non-Defaulting Party considers appropriate, less, in the case of Receivable Securities, or plus, in the case of Deliverable Securities, all Transaction Costs which would be incurred or reasonably anticipated in connection with the purchase or sale of such Securities;

(iv)	“Receivable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered to the Defaulting Party; and

(v)

“Transaction Costs” in relation to any transaction contemplated in paragraph 10(e) or (f) means the reasonable costs, commissions, fees and expenses (including any mark-up or mark-down or premium paid for guaranteed delivery) incurred or reasonably anticipated in connection with the purchase of Deliverable Securities or sale of Receivable Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction.

(f)	If -

(i)

on or about the Early Termination Date the non-Defaulting Party has sold, in the case of Receivable Securities, or purchased, in the case of Deliverable Securities, Securities which form part of the same issue and are of an identical type and description as those Equivalent Securities or Equivalent Margin Securities (regardless as to whether or not such sales or purchases have settled), the non-Defaulting Party may elect to treat as the Default Market Value -

(A)

in the case of Receivable Securities, the net proceeds of such sale after deducting all reasonable costs, commissions, fees and expenses incurred in connection therewith (provided that, where the Securities sold are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may, acting in good faith, either (x) elect to treat such net proceeds of sale divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y)

elect to treat such net proceeds of sale of the Equivalent Securities or Equivalent Margin Securities actually sold as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(f)); or

(B)

in the case of Deliverable Securities, the aggregate cost of such purchase, including all reasonable costs, commissions, fees and expenses incurred in connection therewith (provided that, where the Securities purchased are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may, acting in good faith, either (x) elect to treat such aggregate cost divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat the aggregate cost of purchasing the Equivalent Securities or Equivalent Margin Securities actually purchased as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(f));

(ii)

on or about the Early Termination Date the non-Defaulting Party has received, in the case of Deliverable Securities, offer quotations or, in the case of Receivable Securities, bid quotations in respect of Securities of the relevant description from two or more market makers or regular dealers in the Appropriate Market in a commercially reasonable size, using pricing methodology which is customary for the relevant type of security (as determined by the non-Defaulting Party) the non-Defaulting Party may elect to treat as the Default Market Value of such Securities -

(A)

the price quoted (or where a price is quoted by two or more market makers, the arithmetic mean of such prices) by each of them for, in the case of Deliverable Securities, the sale by the relevant market maker or dealer of such Securities or, in the case of Receivable Securities, the purchase by the relevant market maker or dealer of such Securities provided that such price or prices quoted may be adjusted in a commercially reasonable manner by the non-Defaulting Party (x) to reflect accrued but unpaid coupons not reflected in the price or prices quoted in respect of such securities and (y) in respect of any Pool Factor Affected Security, to reflect the realisable value of such Security, taking into consideration the

Pool Factor Distortion (and for this purpose, “Pool Factor Affected Security” means a security other than an equity security in respect of which the decimal value of the outstanding principal divided by the original principal balance of such Security is less than one (as indicated by any pool factor applicable to such security), such circumstance a “Pool Factor Distortion”);

(B)

after deducting, in the case of Receivable Securities, or adding, in the case of Deliverable Securities the Transaction Costs which would be incurred or reasonably anticipated in connection with such a transaction; or

(iii)	if, acting in good faith the non-Defaulting Party either -

(A)	has endeavoured but been unable to sell or purchase Securities in accordance with sub-paragraph (i) above or to obtain quotations in accordance with sub-paragraph (ii) above (or both); or

(B)

has determined that it would not be commercially reasonable to sell or purchase Securities at the prices bid or offered or to obtain such quotations, or that it would not be commercially reasonable to use any quotations which it has obtained under sub-paragraph (ii) above, the non-Defaulting Party may determine the Net Value of the relevant Equivalent Securities or Equivalent Margin Securities (which shall be specified) and may treat such Net Value as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities.

(g)

The Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable and legal and other professional expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at the Applicable Rate or, in the case of an expense attributable to a particular Transaction, the Pricing Rate for the relevant Transaction if that Pricing Rate is greater than the Applicable Rate.

(h)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date Buyer may -

(i)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;

(ii)	if Buyer has a Transaction Exposure to Seller in respect of the relevant Transaction, require Seller from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)

at any time while such failure continues, terminate the Transaction by giving written notice to Seller. On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities and Equivalent Securities shall terminate and Seller shall pay to Buyer an amount equal to the excess of the Repurchase Price at the date of Termination over the Purchase Price.

(i)	If Buyer fails to deliver some or all Equivalent Securities to Seller on the applicable Repurchase Date Seller may -

(i)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;

(ii)	if Seller has a Transaction Exposure to Buyer in respect of the relevant Transaction, require Buyer from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)

at any time while such failure continues, by written notice to Buyer declare that that Transaction or part of that Transaction corresponding to the Equivalent Securities that have not been delivered (but only that Transaction or part of Transaction) shall be terminated immediately in accordance with sub-paragraph (c) above (disregarding for this purpose references in that sub-paragraph to transfer of Cash Margin, delivery of Equivalent Margin Securities and payment of Cash Equivalent Amount and as if references to the Repurchase Date were to the date on which notice was given under this sub-paragraph).

(j)	The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.

(k)	Subject to paragraph 10(1), neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.

(l) (i)

Subject to sub-paragraph (ii) below, if as a result of a Transaction terminating before its agreed Repurchase Date or a Forward Transaction terminating before its Purchase Date under paragraphs 10(b), 10(h)(iii) or 10(i)(iii), the non-Defaulting Party, in the case of paragraph 10(b), Buyer, in the case of paragraph 10(h)(iii), or Seller, in the case of paragraph 10(i)(iii), (in each case the “first party”) incurs any loss or expense in entering into replacement transactions or in otherwise hedging its exposure arising in connection with a Transaction so terminating, the other party shall be required to pay to the first party the amount determined by the first party in good faith and without double counting to be equal to the loss or expense incurred in connection with such replacement transactions or hedging (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement transactions or hedging; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(ii)

If the first party reasonably decides, instead of entering into such replacement transactions, to replace or unwind any hedging transactions which the first party entered into in connection with the Transaction so terminating, or to enter into any replacement hedging transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with entering into such replacement or unwinding (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement or unwinding; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(m)

Each party shall immediately notify the other if an Event of Default, or an event which, upon the service of a notice or the lapse of time, or both, would be an Event of Default, occurs in relation to it.

(n)

Any amount payable to one party (the Payee) by the other party (the Payer) under paragraph 10(d) may, at the option of the non-Defaulting Party, be reduced by its set off against any amount payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement between the Payee and the Payer or instrument or undertaking issued or executed by one party to, or in favour of, the other party. If an obligation is unascertained, the non-Defaulting Party may in good faith estimate that obligation and set off in respect of the estimate, subject to accounting to the other party when the obligation is ascertained. Nothing in this paragraph shall be effective to create a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

11.	Tax Event

(a)	This paragraph shall apply if either party notifies the other that -

(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or

(ii)	a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax),

has or will, in the notifying party’s reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

(b)

If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in sub-paragraph (a)(i) or (ii) above has occurred and affects the notifying party.

(c)

Where this paragraph applies, the party giving the notice referred to in sub-paragraph (a) may, subject to sub-paragraph (d) below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice, by nominating that date as the Repurchase Date.

(d)

If the party receiving the notice referred to in sub-paragraph (a) so elects, it may override that notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives the counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in sub-paragraph (a) so far as relates to the relevant Transaction and the original Repurchase Date will continue to apply.

(e)

Where a Transaction is terminated as described in this paragraph, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum by way of consequential loss or damage in respect of a termination in accordance with this paragraph.

(f)

This paragraph is without prejudice to paragraph 6(b) (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this paragraph to apply.

12.	Interest

To the extent permitted by applicable law, if any sum of money payable hereunder or under any Transaction is not paid when due, interest shall accrue on the unpaid sum as a separate debt at the greater of the Pricing Rate for the Transaction to which such sum relates (where such sum is referable to a Transaction) and Applicable Rate on a 360 day basis or 365 day basis in accordance with the applicable market convention (or as otherwise agreed by the parties), for the actual number of days during the period from and including the date on which payment was due to, but excluding, the date of payment.

13.	Single Agreement

Each party acknowledges that, and has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

14.	Notices and Other Communications

(a)	Any notice or other communication to be given under this Agreement -

(i)	shall be in the English language, and except where expressly otherwise provided in this Agreement, shall be in writing;

(ii)	may be given in any manner described in sub-paragraphs (b) and (c) below;

(iii)	shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out in Annex I.

(b)	Subject to sub-paragraph (c) below, any such notice or other communication shall be effective -

(i)	if in writing and delivered in person or by courier, on the date when it is delivered;

(ii)

if sent by facsimile transmission, on the date when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iii)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(iv)	if sent by Electronic Messaging System, on the date that electronic message is received;

except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

(c)	If -

(i)	there occurs in relation to either party an Event of Default; and

(ii)

the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (iv) above, has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party), the non-Defaulting Party may sign a written notice (a “Special Default Notice”) which -

(A)	specifies the relevant event referred to in paragraph 10(a) which has occurred in relation to the Defaulting Party;

(B)	specifies the Early Termination Date designated in the Default Notice;

(C)

states that the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (iv) above, has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party); and

(D)	specifies the date on which, and the time at which, the Special Default Notice is signed by the non-Defaulting Party.

On the signature of a Special Default Notice the Early Termination Date shall occur as designated in the Default Notice. A Special Default Notice shall be given to the Defaulting Party as soon as practicable after it is signed.

(d)	Either party may by notice to the other change the address or facsimile number or Electronic Messaging System details at which notices or other communications are to be given to it.

15.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

16.	Non-assignability; Termination

(a)

Subject to sub-paragraph (b) below, neither party may assign, charge or otherwise deal with (including without limitation any dealing with any interest in or the creation of any interest in) its rights or obligations under this Agreement or under any Transaction without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)	Sub-paragraph (a) above shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 10(c) or (g) above.

(c)	Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(d)	All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement.

(e)

The participation of any additional member State of the European Union in economic and monetary union after 1 January 1999 shall not have the effect of altering any term of the Agreement or any Transaction, nor give a party the right unilaterally to alter or terminate the Agreement or any Transaction.

17.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and interpreted in accordance with, the laws of England.

The English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Agreement including, without limitation disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Agreement and (ii) any non-contractual obligations arising out of or in connection with this Agreement. For such purposes, Buyer and Seller hereby irrevocably submit to the jurisdiction of the English courts and waive any objection to the exercise of such jurisdiction.

Party A hereby appoints the person identified in Annex I as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England. If Party A fails to appoint such an agent, Party A agrees that Party B shall be entitled to appoint one on behalf of Party A at the expense of Party A.

Party B hereby appoints the person identified in Annex I as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England. If Party B fails to appoint such an agent, Party B agrees that Party A shall be entitled to appoint one on behalf of Party B at the expense of Party B.

Each party shall deliver to the other, within 30 days of the date of this Agreement in the case of the appointment of a person identified in Annex I or of the date of the appointment of the relevant agent in any other case, evidence of the acceptance by the agent appointed by it pursuant to this paragraph of such appointment.

18.	No Waivers, etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

19.	Waiver of Immunity

Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

20.	Recording

The parties agree that each may electronically record all telephone conversations between them.

21.	Third Party Rights

No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

Party A	PARTY B

UBS AG	CM FINANCE INC.

By	By

Title	Title

Date	Date

ANNEX II

Form of Confirmation

To:

From:

Date:

Subject: [Repurchase]	[Buy/Sell Back]* Transaction

(Reference Number:__________________)

Dear Sirs,

The purpose of this [letter] [facsimile], a “Confirmation” for the purposes of the Agreement, is to set forth the terms and conditions of the above repurchase transaction entered into between us on the Contract Date referred to below.

This Confirmation supplements and forms part of, and is subject to, the Global Master Repurchase Agreement as entered into between us as of __________________ as the same may be amended from time to time (the “Agreement”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Words and phrases defined in the Agreement and used in this Confirmation shall have the same meaning herein as in the Agreement.

1.	Contract Date:

2.	Purchased Securities [state type[s] and nominal value[s]]:

3.	CUSIP, ISIN or other identifying number[s]:

4.	Buyer:

5.	Seller:

6.	Purchase Date:

7.	Purchase Price:

8.	Contractual Currency:

*	Delete as appropriate.

[9	Repurchase Date]:*

[10.	Terminable on demand]:*

11.	Pricing Rate:

[12.	Sell Back Price]:*

13.	Buyer’s Bank Account[s] Details:

14.	Seller’s Bank Account[s] Details:

[15	The Transaction is an Agency Transaction. [Name of Agent] is acting as agent for [name or identifier of Principal]]:*

[16	Additional Terms]:*

Yours faithfully,

*	Delete as appropriate.

PARTY A	PARTY B

UBS AG	CM FINANCE INC.

Name:	Name:
Title:	Title:
Date:	Date:

Name:	Name:
Title:	Title:
Date:	Date:

GMRA 2011

ANNEX I

Supplemental Terms or Conditions

The following terms and conditions supplement and are a part of the Global Master Repurchase Agreement dated the date hereof (the “Agreement”) between UBS AG (“Party A”), a banking corporation organized under the laws of Switzerland, and CM Finance Inc. (“Party B”), a limited liability company organized under the laws of the State of Maryland acting by and through CM Investment Partners, LLC as Investment Advisor. In the event of a conflict between provisions of this Annex I and the Agreement, the provisions of this Annex I shall govern. Capitalized terms used but not defined shall have the meanings ascribed to them in the Agreement.

Paragraph references are to paragraphs in the Agreement.

1.	The following elections shall apply:

(a)	paragraph 1(c)(i). Buy/Sell Back Transactions may be effected under this Agreement, and accordingly the Buy/Sell Back Annex shall apply.

(b)	paragraph 1(c)(ii). Transactions in Net Paying Securities may be effected under this Agreement, and accordingly the provisions of sub-paragraphs (i) to (ii) below shall apply.

(i)	The phrase “other than equities and Net Paying Securities” shall be replaced by the phrase “other than equities”.

(ii)

In the Buy/Sell Back Annex the following words shall be added to the end of the definition of the expression “IR”: “and for the avoidance of doubt the reference to the amount of Income for these purposes shall be to an amount paid without withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction”.

(c)	paragraph 1(d). Agency Transactions may not be effected under this Agreement, and accordingly the Agency Annex shall not apply.

(d)	The following Annex(es) shall apply / not apply, as specified:

(i)	Transactions in gilt-edged securities may be effected under this Agreement and accordingly the Gilt Annex shall apply.

(ii)	Equity Transactions may not be effected under this Agreement and accordingly the Equity Annex shall not apply.

(ii)	Transactions in Italian Domestic Purchased Securities may be effected under this Agreement and accordingly the Italian Annex shall apply.

(iv)	Transactions in Japanese Securities may be effected under this Agreement and accordingly the Japanese Annex shall apply.

(e)	paragraph 2(e). The Base Currency shall be: United States Dollars (“USD”).

(f)	paragraph 2(p). Designated Office: Party A: London, Stamford and New York

                Party B:     New York

(g)	paragraph 2(xx): Transaction Exposure method B.

(h)	paragraph 3(b). Both Seller and Buyer to deliver Confirmation.

(i)	paragraph 4(e). Unless otherwise agreed between the parties, Cash Margin may only be delivered in the following currencies:

Base Currency

(j)	paragraph 4(f). Unless otherwise agreed between the parties at the time a margin call is made, the Interest Rate on Cash Margin shall be:

Fed Funds Effective for Base Currency

Interest to be payable monthly

(k)	paragraph 4(g). Delivery period for Margin Transfers shall be:

(1)

in respect of Cash Margin, any Margin Securities or Equivalent Margin Securities denominated in USD same day if the call is made before 10 am (New York time) and if requested after such time on such Business Day, on the next Business Day; and

(2)

in respect of Cash Margin, any Margin Securities or Equivalent Margin Securities denominated in any other currency, next Business Day if the call is made before 10 am (New York time), and if requested after such time on such Business Date, on the second next Business Day.

(l)	paragraph 6(j). Paragraph 6(j) shall apply provided that it shall only apply to the events specified in sub-paragraphs 10(a)(i) and 10(a)(iii) to (xx) (inclusive).

(m)	paragraph 9(g) is amended by deleting the word “and” at the end of sub-clause (iii), and including the following as an additional paragraph:

“References in this clause to a “party” shall, in the case of UBS AG and where the context so allows, include reference to any Affiliate of UBS AG, and”

(n)	paragraph 10(a)(ii). paragraph 10(a)(ii) shall not apply.

(o)

paragraph 10(b). Automatic Early Termination shall apply with respect to Party A [with respect to the occurrence of the following events only: the Opening of Bankruptcy (“Konkurseröffnung”) under Swiss law; the opening of Composition Proceedings (“Nachlassverfahren”) under Swiss law] and shall not apply with respect to Party B.

(p)	paragraph 14. For the purposes of paragraph 14 of this Agreement -

(i)	Address for notices and other communications for Party A when acting through its London Branch:

Address:	5 Broadgate, London EC2M 2QS

Attention:	Documentation Unit / Legal Department
Telephone:	+44 20 7567 8000
Facsimile:	+44 20 7567 4406 / +44 20 7568 9257

(ii)	Address for notices and other communications for Party A when acting through its Stamford or New York Branch:

Address:	1285 Avenue of the Americas, New York, NY
Attention:	Documentation Unit / Legal Department
Email:	SH-UBSLegalNotices-Amer@ubs.com

(iii)	Address for notices and other communications for Party B:

Address:	CM Finance Inc. 65 East 55th Street, 15th Floor, New York, NY 10022
Attention:	Rocco DelGuercio and Matt Bannon
Telephone:	(212) 257-5193
Email:	RDelGuercio@cmipllc.com, mm@cmipllc.com and mbannon@cmipllc.com

(q)	paragraph 17. For the purposes of paragraph 17 of this Agreement:

(i)	Party A: not applicable;

and

(ii)	Party B appoints Law Debenture Corporate Services Limited as its agent for service of process.

Address:	Fifth Floor, 100 Wood St,
London
EC2V 7EX
United Kingdom

2.

The following supplemental terms and conditions shall apply. To the extent that these supplemental terms and conditions conflict with the provisions contained in the Agreement, the provisions contained in this paragraph 2 of Annex I shall prevail.

(a)	With effect from the date of this Agreement:

(i)	any existing repurchase agreements between the parties will be terminated.
(ii)	Unless otherwise agreed:
(A)	This Agreement will govern all outstanding Transactions between the parties;
(B)	The confirmation for each such Transaction will supplement and form part of this Agreement; and
(C)	All such confirmations, together with this Agreement, will constitute a single agreement.

(b)

Negative rate Transactions. In the case of Transactions in which the Pricing Rate will be negative, the parties agree that if Seller fails to deliver the Purchased Securities on the Purchase Date then –

(i)	Buyer may by notice to Seller terminate the Transaction (and may continue to do so for every day that Seller fails to deliver the Purchased Securities); and

(ii)	for every day that Seller fails to deliver the Purchased Securities the Pricing Rate shall be zero.

(c)

Forward Transactions. The parties agree that Forward Transactions (as defined in sub-paragraph (i)(A) below) may be effected under this Agreement and accordingly the provisions of sub-paragraphs (i) to (iv) below shall apply.

(i)	The following definitions shall apply –

(A)	“Forward Transaction”, a Transaction in respect of which the Purchase Date is at least three Business Days after the date on which the Transaction was entered into and has not yet occurred;

(B)

“Forward Repricing Date”, with respect to any Forward Transaction the date which is such number of Business Days before the Purchase Date as is equal to the minimum period for the delivery of margin applicable under paragraph 4(g).

(ii)

The Confirmation relating to any Forward Transaction may describe the Purchased Securities by reference to a type or class of Securities, which, without limitation, may be identified by issuer or class of issuers and a maturity or range of maturities. Where this paragraph applies, the parties shall agree the actual Purchased Securities not less than two Business Days before the Purchase Date and Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party a Confirmation which shall describe such Purchased Securities.

(iii)	At any time between the Forward Repricing Date and the Purchase Date for any Forward Transaction the parties may agree either –

(A)	to adjust the Purchase Price under that Forward Transaction; or
(B)	to adjust the number of Purchased Securities to be sold by Seller to Buyer under that Forward Transaction.

(iv)

Where the parties agree to an adjustment under paragraph (iii) above, Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party a Confirmation of the Forward Transaction, as adjusted under paragraph (iii) above.

(d)	Where the parties agree that this paragraph shall apply, paragraphs 2 and 4 of the Agreement are amended as follows:

(i)	Paragraph 2(xx) is deleted and replaced by the following-

“(xx)”	Transaction Exposure” means -

(i)

with respect to any Forward Transaction at any time between the Forward Repricing Date and the Purchase Date, the difference between (A) the Market Value of the Purchased Securities at the relevant time and (B) the Purchase Price;

(ii)

with respect to any Transaction at any time during the period (if any) from the Purchase Date to the date on which the Purchased Securities are delivered to Buyer or, if earlier, the date on which the Transaction is terminated under paragraph 10(h), the difference between (A) the Market Value of the Purchased Securities at the relevant time and (B) the Repurchase Price at the relevant time;

(iii)

with respect to any Transaction at any time during the period from the Purchase Date (or, if later, the date on which the Purchased Securities are delivered to Buyer or the Transaction is terminated under paragraph 10(h)) to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(g)), the difference between (A) the Repurchase Price at the relevant time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (B) the Market Value of Equivalent Securities at the relevant time.

In each case, if (A) is greater than (B), Buyer has a Transaction Exposure for that Transaction equal to the excess, and if (B) is greater than (A), Seller has a Transaction Exposure to Buyer equal to the excess.”

(ii)	In paragraph 4(c) -

(aa)

the words “any amount payable to the first party under paragraph 5 but unpaid” are deleted and replaced by “any amount which will become payable to the first party under paragraph 5 during the period after the time at which the calculation is made which is equal to the minimum period for the delivery of margin applicable under paragraph 4(g) or which is payable to the first party under paragraph 5 but unpaid”; and

(bb)

the words “any amount payable to the other party under paragraph 5 but unpaid” are deleted and replaced by “any amount which will become payable to the other party under paragraph 5 during the period after the time at which the calculation is made which is equal to the minimum period for the delivery of margin applicable under paragraph 4(g) or which is payable to the other party under paragraph 5 but unpaid”.

(e)	Upon execution of this Agreement, each party shall deliver to the other evidence of signing authority and specimen signatures.

Additionally, with respect to the parties:

(i)    Party B agrees to provide Party A with the following on the date of execution of the Agreement: (A) a certified copy of its memorandum and articles of association or equivalent constitutive documents; (B) a certified copy of the board resolution authorizing its entry into this Agreement and the Transactions hereunder (or limited liability company agreement, as applicable); (C) a certified copy of its certificate of incorporation (or limited liability company certificate, as applicable); (D) a certified copy of the investment management agreement between Party B and the Investment Advisor (as applicable); (E) evidence of the authority and true signatures of each official or representative signing this Agreement or, as the case may be, a Confirmation, on its behalf; (F) a legal opinion satisfactory to Party A regarding (among other things) the ability of Party B to enter into and perform its obligations under this Agreement; and (G) such other similar documentation as Party A may reasonably request.

(ii)

Party B represents and warrants that it will provide Party A with the following at the time stated below: (A) the annual audited accounts of Party B within 90 days of the end of Party B’s financial year; (B) monthly written reports of the Net Asset Value of Party B within 15 days of each month end; (C) written estimate of its Net Asset Value upon reasonable request from Party A: and D) any other similar information which Party A may reasonably request from time to time.

(iii)     Party B agrees to provide Party A with the following tax document on or before the date of execution of the Agreement: A duly completed and executed U.S. Internal Revenue Service Form W-9.

(iv)     Party A agrees to provide Party B with the following tax document on or before the date of execution of the Agreement: None.

(f)	Margin Transfer may not be required by either party unless its Net Exposure in respect of the other party is more than USD 100,000.

(g)	Paragraph 2. The following additional definitions shall be included in Paragraph 2:

“Affiliate” means in relation to any person, any entity controlled, directly or indirectly by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

‘Net Asset Value’ means the result in U.S. Dollars of subtracting the total value of all liabilities (including but not limited to the aggregate mark-to-market value of all trading positions constituting liabilities) from the total value of all assets (including but not limited to cash, deposit accounts and instruments, securities, and the aggregate mark-to-market value of all trading positions constituting assets). For purposes of this computation, amounts denominated in a currency other than U.S. Dollars shall be converted to U.S. Dollars at the spot rate for such currency prevailing on the date of determination of the Net Asset Value.”

“Specified Entity” means (I) in relation to Party A, none and (ii) in relation to Party B, any Affiliate of Party B.

“Specified Indebtedness” shall mean any obligation (whether present or future, contingent or otherwise as principal or surety or otherwise) in respect of any money;

“Threshold Amount” shall mean (i) in relation to Party A: an amount equal to 2% of the shareholder equity of Party A (howsoever described) as shown in its most recent annual audited financial statements; and (ii) in relation to Party B: the lesser of USD 50,000,000 (or the equivalent in any other currency or currencies) or an amount equal to 2% of the Net Asset Value of Party B as shown in its most recent annual audited financial statements;

(h)	Additional Events of Default

The word “or” shall be added at the end of paragraph 10(a)(x) and the following paragraphs shall be inserted in paragraph 10(a) immediately after paragraph 10(a)(x):

“(xi)    the occurrence of a default, event of default or other similar condition or event (howsoever described) (excluding any Additional Termination Event as such term is defined in any ISDA Master Agreement) under any agreement between Party A or any Specified Entity of Party A and Party B or any Specified Entity of Party B; or

“(xii)    (1)     a default, event of default or other similar condition or event (howsoever described) in respect of (x) Party A or (y) Party B or any Specified Entity of Party B under one or more agreements or instruments relating to Specified Indebtedness of such entity in an aggregate amount of not less than the applicable Threshold Amount, which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2) any failure by such entity to make one or more payments on their due dates under such agreements or instruments (after giving effect to any applicable grace period), in an aggregate amount not less than the applicable Threshold Amount;

provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under this paragraph 10(a)(xii) above if, as demonstrated to the reasonable satisfaction of the non-Defaulting Party, (a) the event or condition referred to in sub-paragraph 10(a)(xii)(1) or the failure to pay referred to in sub-paragraph 10(a)(xii)(2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Business Days following receipt of written notice from an interested party of such failure to pay.”

(xiii)    if Party A determines that this Agreement or the Transactions contemplated hereby constitute or may constitute a “prohibited transaction” under ERISA and/or the Code and that no exemption from the “prohibited transaction” provisions of ERISA and the Code is available with respect to this Agreement or such Transactions, in which case Party B shall be the Defaulting Party; or

(xiv)    Decline in Net Asset Value. (A) As of the last Local Business Day of any month a 20% or greater decline in Party B’s Net Asset Value compared to Party B’s Net Asset Value reported to Party A as of the last Local Business Day of the immediately preceding month or (B) on any day of any month a 30% or greater decline in Party B’s Net Asset Value compared to Party B’s Net Asset Value reported to Party A as of the last Local Business Day of any of the three preceding months or (C) as of the last Local Business Day of any month a 40% or greater decline in Party B’s Net Asset Value compared to Party B’s Net Asset Value reported to Party A as of the last Local Business Day of any of the twelve preceding months.

(xv)     Change of Investment Advisor. CM Investment Partners, LLC (including any successor or assigns) ceases to be the Investment Advisor to Party B and is not replaced by an entity reasonably acceptable to Party A.

(xvi)     Change in Management. Michael C. Mauer and/or Christopher E. Jansen ceases to be actively involved in and responsible for the management of the Investment Advisor.

(xvii)     Minimum Net Asset Value. The Net Asset Value of Party B shall be at any time equal to or less than the greater of: (x) 50% of the Net Asset Value of Party B as of the last day of the previous fiscal year (as reflected in Party B annual audited financial statements for such fiscal year); and (y) $75,000,000.

(xviii)     Failure to Deliver the Annual Audited Accounts, Net Asset Value Statement or written estimate of its Net Asset Value. Party B shall fail to deliver: (i) the annual audited accounts or statements of monthly written reports of the Net Asset Value on or before the second Local Business Day and (ii) Party B fails to deliver written estimate of its Net Asset Value pursuant to its requirements within one Local Business Day following notice of failure to deliver in accordance with Paragraph 2(e)(ii) hereof.

(xix)     Pledged Notes. “[Reserved]”

(xx)     Material Amendment. The constituent documents of Party B are amended or modified in a manner which, in the good faith, reasonable judgment of Party A, is likely to have a material adverse effect on Party B’s ability to perform its obligations hereunder or under any Transaction or on Party A’s rights hereunder or under any Transaction.

(i)	Set-off - Paragraph 10(n) shall be deleted in its entirety and replaced with the following:

“Without affecting the provisions of the Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, in addition to and not in limitation of any other right or remedy (including any right to set off, counterclaim, or otherwise withhold payment or any recourse to any credit support document) under applicable law the non-Defaulting Party (“X”) may without prior notice to any person set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party (“Y”) to X or any Affiliate of X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y and, for this purpose, may convert one currency into another at a market rate determined by X. If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set-off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained. Nothing in this Agreement shall create or be deemed to create any charge under English law.”

(j)	Governing Law - The existing provisions of paragraph 17 shall be deemed to constitute sub-paragraph 17(a) and a new sub-paragraph 17(b) shall be inserted as follows:

Any Affiliate of Party A, performing obligations under or in connection with this Agreement, shall be entitled to the benefits of and shall be subject to the terms of this paragraph 17.”

(k)	Third Party Rights - Paragraph 21 is hereby amended by inserting the words “Subject to paragraphs 9(g) and 17(b)” at the beginning.

(l)	Counterparts.

This Agreement (and each amendment, modification and waiver in respect of it) may executed and delivered in counterparts (including by facsimile transmission, by portable document file (“PDF”) or other electronic file contained in an email and by electronic messaging system), each of which will be deemed an original.

(m)	paragraph 4(c)(iv) and 4(e)(v) of the Italian Annex for Domestic Purchased Securities shall be replaced with the following:

“the Pricing Rate shall be the market rate, on the day, as quoted on Telematico or as agreed between the parties on the day of the Replacement Transaction.”

(n)	New Paragraphs 22 and 23 shall be added as follows:

“22. INTENT.

(a)

The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code as amended (the “Code”) (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Code.

(b)

It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 10 hereof, is a contractual right to liquidate such Transaction as described in Section 555 and 559 of the Code.

(c)

The parties agree and acknowledge that if a party hereto is an “insured depository institution”, as such terms is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract”, as such term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)

It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as such term is defined in FDICIA).

23. ACKNOWLEDGEMENTS.

The parties acknowledge that they have been advised that:

(a)

in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to Transactions hereunder;

(b)

in the case of Transactions in which one of the parties is a government securities broker or government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)

in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.”

(o)	Agency.

(i)       As a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), UBS Securities LLC (“UBSS”) as agent for each of Party A and Party B, will be responsible for effecting Transactions, transmitting confirmations and maintaining books and records of Transactions as required by Rule 15a-6 under the Securities Exchange Act of 1934, as amended.

(ii)       UBSS is acting in connection with Transactions hereunder solely in its capacity as agent for Party A and Party B pursuant to instructions from Party A and Party B. UBSS shall have no responsibility or personal liability to Party A and Party B to pay or perform any obligation hereunder, except for gross negligence or wilful misconduct by UBSS. Each of Party A and Party B agrees to proceed solely against the other to collect or recover any amounts owing to it to enforce any of its right in connection with, or as a result of Transactions hereunder.

(iii)      Any and all notices, demands or communications of any kind relating to Transactions hereunder between Party A and Party B shall be transmitted exclusively through UBSS.

(iv)      The parties acknowledge that the Agreement shall not govern any repurchase transaction between (i) UBSS, acting in its individual capacity, and Party B or (ii) Party B and any entity other than Party A, regardless of whether UBSS is acting as agent for such other entity.

(p) Recognition of U.S. Special Resolution Regimes.

(i)

In the event that Party A becomes subject to a proceeding under the FDI Act or the OLA (together, the “U.S. Special Resolution Regimes”), the transfer of this Agreement, and any interest and obligation in or under, and any property securing, this Agreement, from Party A will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under, and any property securing, the Agreement, were governed by the laws of the United States or a State of the United States; and

(ii)

In the event that Party A or an Affiliate of Party A becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right with respect to this Agreement that may be exercised against Party A are permitted to be exercised to no greater extent than such Default Right could be exercised under such U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

Definitions

Affiliate as used in this clause (q) and clause (r) below only has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. 1841(k)) and section 225.2(a) of the Board’s Regulation Y (12 CFR 225.2(a)).

Default Right as used in this clause (q) and clause (r) below means, with respect to this Agreement any:

(a)

right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(b)

right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure;

provided that the term “Default Right”, as used in clause (q) only, does not include any right under a contract that allows a party to terminate the contract on demand or at its option at a specified time, or from time to time, without the need to show cause.

References to the “exercise” of a Default Right or the entitlement “to exercise” a Default Right shall include the automatic or deemed exercise of a Default Right.

FDI Act means the Federal Deposit Insurance Act and the regulations promulgated thereunder.

OLA means Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

State means any state, commonwealth, territory, or possession of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, American Samoa, Guam, or the United States Virgin Islands.

(q)     Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings.

Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties expressly acknowledge and agree that Party B shall not be permitted to exercise any Default Right with respect to this Agreement that is related, directly or indirectly, to an Affiliate of Party A becoming subject to an Insolvency Proceeding.

Insolvency Proceeding means a receivership, insolvency, liquidation, resolution, or similar proceeding.

(r)

ISDA Resolution Stay Jurisdictional Modular Protocol - Swiss Jurisdictional Module. The terms of the Swiss Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (each published by the International Swaps and Derivatives Association, Inc. and together, the “Swiss Stay Provisions”) are incorporated into and form part of this Agreement. For purposes thereof, this Agreement shall be deemed a Covered Agreement and the terms of the Swiss Stay Provisions shall apply to this Agreement as if Party A is a Regulated Entity Counterparty and Party B is a Module Adhering Party with the Implementation Date deemed to be the date of this Agreement. In the event of any inconsistencies between this Agreement and the Swiss Stay Provisions, the Swiss Stay Provisions will prevail.

(s)	Foreign Account Tax Compliance Act Provisions (FATCA)

Paragraph 2(a) is amended by the insertion of the following new definitions and    amendments to existing definitions:

“Code”, the United States of America Internal Revenue Code 1986, as amended; and

“FATCA”, Sections 1471 through 1474 of the code, current of future regulations or official interpretations thereof, any agreement entered to pursuant to section 1471(b) of the code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

The definition of “Equivalent Securities” is amended as follows:

“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption (other than distributions), without taking into account any deduction or withholding imposed or collected in connection with FATCA that would not have been imposed but for Buyer’s non-compliance with FATCA.”

Paragraph 5 is deleted in its entirety and replaced as follows:

“Unless otherwise agreed

(a)

(i) the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction; or (ii) an Income Payment Date in respect of any such Securities occurs after the Repurchase Date but before

Equivalent Securities have been delivered to Seller, or, if earlier, the occurrence of an Early Termination Date or the termination of the Transaction under paragraph 10(i) then, Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(b)

where Margin Securities are transferred from one party (the “First Party”) to the other party (the “Second Party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the Second Party to the First Party, the Second Party shall on the date such Income is paid by the issuer transfer to or credit to the account of the First Party an amount equal to (and in the same currency as) the amount paid by the issuer, and for the avoidance of doubt referenced in this paragraph to the amount of Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to withholding or deduction, except, where a withholding or deduction for or on account of taxes or duties has been imposed under FATCA, to the extent an equivalent or greater amount of withholding or deduction for or on account of taxes or duties would have been imposed under FATCA in respect of Income paid by the issuer on such Securities (or Margin Securities, as applicable) had the Seller (or the First Party, as applicable) retained the Securities (or the Margin Securities, as applicable).”

Paragraph 6(b) is deleted in its entirety and replaced as follows:

(i)      Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction including such withholdings or deductions applicable to such additional sums payable under this paragraph) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted. For the avoidance of doubt, the reference to “law” in this paragraph includes FATCA. However, no additional amounts shall be payable by the paying party to the other party under this sub-paragraph (b)(i) to the extent that such tax is imposed or collected under FATCA.

(ii)     If the paying party is required to make a withholding or deduction under FATCA but does not so withhold or deduct, and a liability resulting from such tax is assessed directly against the paying party, then, except to the extent the other party has satisfied or then satisfies the liability resulting from such tax, the other party will promptly pay to the paying party the amount of such liability (including any related liability for interest, but including any related liability for penalties only to the extent provided in sub-paragraph b(iii)). No payment under this sub-paragraph (b)(ii) is required to be made to the extent that the relevant liability arises from any gross negligence or willful misconduct of the paying party.

(iii)    The amount of related liability for penalties shall only be payable to the paying party under sub-paragraph (b)(ii) where such penalties become due because the other party has failed to provide appropriate tax forms as required herein.

The following new paragraph 6(k) is inserted as follows:

(k) If at any time the First Party is required to remit an amount of tax to the IRS with respect to a payment under a Transaction in connection with FATCA, then without duplication of any amount the First Party has deducted on account of such tax from any amount previously paid to the Second Party pursuant to the Transaction, the Second Party shall be required to pay to the First Party an amount equal to that amount of tax on the payment date on which a payment giving rise to remittance required under FATCA occurs. Upon the reasonable request of the Second Party with respect to any payment date, the First Party will supply to the Second Party computations setting forth in reasonable detail the amount payable on such payable date pursuant to the preceding sentence.

The following new paragraph 6(l) is inserted as follows:

(l) For the avoidance of doubt, the imposition of any withholding or deduction pursuant to or on account of FATCA on any amounts paid or received under a Transaction shall not be treated as an Event of Default under paragraph 10 or as a material adverse effect that could cause a Tax Event under paragraph 11, even if such imposition results in either party receiving amounts that differ materially from the amount that the party would have otherwise received if no such withholding or deduction were imposed

The following new sub-paragraph10(f)(iv) is inserted as follows:

(iv)

The Default Market Value determined pursuant to sub-paragraphs (i), (ii) or (iii) above shall not take into account any deduction or withholding imposed or collected (or that would be imposed or collected) in connection with FATCA that would not be imposed but for the non-Defaulting Party’s non-compliance with FATCA.

(t)

Further Representations of Party B. In addition to its representations under Paragraph 9, Party B represents to Party A (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that:

(i)

It has appointed CM Investment Partners, LLC (the “Investment Adviser”) to act as its agent under this Agreement and in respect of each Transaction entered into on its behalf by the Investment Adviser (each a “Agency Transaction”) Party B has delegated to the Investment Adviser all powers necessary for the Investment Adviser to act on behalf of Party B under this Agreement and each Agency Transaction in every and all respects.

(ii)

That any person, including the Investment Adviser or the person representing the Investment Adviser, signing the Agreement on behalf of Party B is, and any person, including the Adviser or the person representing the Investment Adviser, representing it in entering into any such Transaction, is duly authorised to do so on its behalf.

(u)	Further Agreements of Party B. Party B agrees with Party A that, so long as either party has or may have any obligations under this Agreement:

(i)	Any amounts payable by Party A under this Agreement shall be deemed satisfied when paid to an account as instructed by the Investment Adviser.

(ii)

Party A may continue to act in all respects under this Agreement with the Investment Adviser and on the Investment Adviser’s instructions until such time as Party A has been notified by Party B in writing that with effect from the date so specified in the notice, which date must be at least five Local Business Days following receipt of such notice by Party A, that there has been a change in, limitation of, remission of all or any of the powers of the Investment Adviser to act on behalf of Party B.

(iii)

Party B shall be bound as principal of any such Agency Transaction entered into or purported to be entered into by the Investment Adviser as agent for Party B notwithstanding any lack of power or authority of the Investment Adviser or the person representing the Investment Adviser in entering into any such Agency Transaction.

(v)

Termination of Investment Advisor (and/or General Partner, if applicable) Relationship. Party B agrees to notify Party A immediately in the event that the business relationship with the Investment Advisor (and/or General Partner, if applicable) with Party B is terminated. Except as otherwise stated herein, each party shall be entitled to rely upon any oral or written notices and instructions reasonably believed to be originated from the other party hereto or its duly authorized agent (including, in the case of Party B, the Investment Advisor (and/or General Partner, if applicable)) and shall not incur any liability to the other party in acting in accordance with such notices and instructions.

(w)	The following additional paragraph 9(A), subsections (i) and (ii) shall be inserted:

9(A). Additional Representations and Notice.

(i)	Party B Representations. Party B represents and warrants on and as of the date hereof and on and as of each date this Agreement or any Transaction remains outstanding:

(A)	No ERISA Funds. The assets of Party B do not include “plan assets” within the meaning of Section 3(42) of ERISA, and Party B is not otherwise subject to Title I of ERISA or Section 4975 of the Code.

(B)

No Governmental Plan Funds. The assets of Party B do not include the assets of any “governmental plan” within the meaning of Section 3(32) of ERISA, and Party B is not otherwise subject to any law, rule, regulation, or restriction governing the investment of the assets of such plans.

(ii)	Notice of Increase of Constituent Plan Investment. Party B agrees to notify Party A immediately if any time it learns or discovers facts at variance with the foregoing representations and warranties.

PARTY A	PARTY B

UBS AG	CM FINANCE INC.

Name:	Name:
Title:	Title:
Date:	Date:

Name:	Name:
Title:	Title:
Date:	Date:

2011 GMRA - ANNEX II

Form of Confirmation

To: ____________________________

From: __________________________

Date: ___________________________

Subject:        [Repurchase][Buy/Sell]*Transaction

                     (Reference Number:                                             )

Dear Sirs,

The purpose of this [letter]/[facsimile//[telex], a “Confirmation” for the purposes of the Agreement, is to set forth the terms and conditions of the above repurchase transaction entered into between us on the Contract Date referred to below.

This Confirmation supplements and forms part of, and is subject to, the Global Master Repurchase Agreement as entered into between us as of [ ] as the same may be amended from time to time (the “Agreement”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Words and phrases defined in the Agreement and used in this Confirmation shall have the same meaning herein as in the Agreement.

1.	Contract Date:
2.	Purchased Securities [state type[s] and nominal value[s]]:
3.	CUSIP, ISIN or other identifying number[s]:
4.	Buyer:
5.	Seller:
6.	Purchase Date:
7.	Purchase Price:
8.	Contractual Currency:
[9.	Repurchase Date]:*
[10.	Terminable on demand]:*
11.	Pricing Rate:
[12.	Sell Back Price:]
13.	Buyer’s Bank Account[s] Details:
14.	Seller’s Bank Account[s] Details:
[15.	The Transaction is an Agency Transaction. [Name of Agent] is acting as agent for [name or identifier of Principal]]:*
[16.	Additional Terms]]:*

Yours faithfully,

* Delete as appropriate